Exhibit 10.3

SUBSCRIPTION AGREEMENT

SCHMID Group N.V.

Robert-Bosch-Str. 32-36,
72250 Freudenstadt

Germany

Ladies and Gentlemen:

This subscription agreement (the "Subscription Agreement") is being entered into by and between SCHMID Group N.V. (the "Company"), a Dutch public limited liability company (naamloze vennootschap), and Christine Schmid (the "Investor"), for ordinary shares in the share capital of the Company ("Shares").

The Investor has claims against the Company of EUR 2,400,000 (the "Outstanding Claims"). In connection with this outstanding debt, the Company will issue Shares (the "Subscribed Shares") of the Company against set-off of the Outstanding Claims, subject to the terms and conditions of this Subscription Agreement. The closing of the transaction by issuance of the Subscribed Shares to an account of the Investor at the Company's share transfer agent Continental Stock Transfer & Trust Company ("Continental") (the "Closing") will be performed as soon as possible after the approval of the share issuance by the Company's shareholders in a shareholder meeting contemplated to be held on May 20, 2026 (the date on which the Closing occurs, the "Closing Date") with the Company informing the Investor through a written share issuance notice (which can be by e-mail) once the Company's board of directors has approved the issuance of the Subscribed Shares (the "Share Issuance Notice").

The exact number of issued shares shall be calculated by dividing the Outstanding Claims by the Average VWAP.

"Average VWAP" means 80% of the arithmetic average of the Daily VWAPs for the five (5) Trading Days immediately preceding the date of the Share Issuance Notice.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SHMD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume- weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

In connection therewith, and in consideration of the foregoing and the mutual representations, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and the Company hereby agrees as follows:

1.	Issuance and Transfer

(a)	The Investor hereby irrevocably agrees to subscribe for and purchase from the Company, and the Company hereby irrevocably agrees to issue and sell to the Investor, the Subscribed Shares on the terms and subject to the conditions provided for herein through a set-off of the Outstanding Claims.

(b)	On the Closing Date, the Company shall issue to the Investor, and the Investor shall subscribe for, the Subscribed Shares in compliance with the laws of the Netherlands, including but not limited to issuance through Dutch notarial deeds (the "Share Issuance"), and the Company shall procure that the Investor’s ownership over the Subscribed Shares is registered with Continental.

(c)	Upon completion of the Share Issuance and upon the Investor becoming the sole legal and beneficial owner of the Subscribed Shares as evidenced by an updated entry in the share registry of the Company at Continental, the obligation of the Company to repay the Outstanding Claims shall be deemed to have been fully and irrevocably discharged.

2.	Company Representations and Warranties

The Company, with respect to the representations and warranties set forth below relating to the Company, represents and warrants to the Investor that:

(a)	The Company is a public limited liability company (naamloze vennootschap) under the laws of the Netherlands.

(b)	As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to the Investor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable (which, under Dutch law, is interpreted to mean that a holder of a Share shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Share) free and clear of any liens, encumbrances or other restrictions (other than those arising under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company's articles of association (statuten) as in effect at such time of issuance and as they will read by contract or under the laws of the Netherlands.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the legal, valid and binding agreement of the Investor, this Subscription Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)	The execution and delivery of, and the performance of the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or the Company's subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or the Company's subsidiaries, as applicable, is a party or by which the Company or the Company's subsidiaries, as applicable, is bound or to which any of the property or assets of the Company or the Company's subsidiaries, as applicable, is subject that is or would reasonably be expected to have, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects, a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, in each case taken as a whole, or on the ability of the Company to consummate the transactions contemplated under this Subscription Agreement (a "Material Adverse Effect"), or to materially affect the validity of the Subscribed Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational or constituent documents of the Company or the Company's subsidiaries, as applicable; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Company's subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Subscribed Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(e)	The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which properties or assets of the Company are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of their properties, as applicable, except for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or those that the Investor has been made aware of and waived Company liability for as outlined in this Subscription Agreement.

(f)	As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all forms, reports, statements, schedules, prospectuses, proxies, registration statements and other documents, if any (the "SEC Reports") filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on or prior to the Closing Date complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)	Assuming the accuracy of the Investor's representations and warranties set forth in this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) and the consummation of the transactions contemplated herein other than (i) filings with the SEC, (ii) filings required by applicable securities laws, (iii) filings required in accordance with this Subscription Agreement, (iv) filings required by the Nasdaq Stock Exchange ("Nasdaq"), including with respect to obtaining approval of the Company's shareholders, if applicable, and (v) filings that the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)	All issued and outstanding ordinary shares of the Company have been duly authorized and validly issued, are fully paid and are non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and are not subject to preemptive or other similar rights. Except as set forth above, the agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any ordinary shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound other than as set forth in the SEC Reports.

(i)	As of the date hereof, the issued and outstanding ordinary shares of the Company are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol "SHMD."

(j)	Assuming the accuracy of the Investor's representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares hereunder. The Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws or in a manner that would otherwise adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Subscribed Shares under the Securities Act.

(k)	The Company and its respective subsidiaries have not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(l)	There has been no action taken by the Company against any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company (as applicable), in violation of any applicable Anti-Corruption Laws (as herein defined), (i) none of the Company and its respective officers, directors, equityholders, managers, employees, agents and representatives has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, "Anti-Corruption Laws" means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(m)	Neither the Company nor any of its directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List") or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the “Donetsk People’s Republic”, the “Luhansk People’s Republic” or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Company agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Company is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

(n)	The Company is not, and immediately after issuance of the Subscribed Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(o)	The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker's or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned Investor could become liable. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Subscribed Shares.

(p)	All material information about the financial position of the Company and its subsidiaries as of the date of this Subscription Agreement and the Closing Date has been provided to the Investor and fairly represents the true, accurate, complete and up to date financial position of the Company and its subsidiaries.

3.	Investor Representations and Warranties

The Investor represents and warrants to the Company that:

(a)	The Investor (i) is acquiring the Subscribed Shares only for his, her or its own account and not for the account of others, and (ii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Subscribed Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(b)	The Investor acknowledges that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been and will not immediately be registered under the Securities Act or any other applicable securities laws, and thus will not be immediately available for trading on Nasdaq or any other stock exchange. The Investor acknowledges and agrees that the Subscribed Shares are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges that the Subscribed Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed Shares.

(c)	The Investor acknowledges and agrees that the Investor is purchasing the Subscribed Shares from the Company. The Investor further acknowledges that there have been no representations or warranties on which the Investor may rely on in purchasing the Subscribed Shares made to the Investor by or on behalf of the Company or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations or warranties, of the Company expressly set forth in this Subscription Agreement. The Investor understands that, save as otherwise set forth in the Registration Statement (as defined below) or any SEC Report, certain financial information (whether historical or in the form of financial forecasts or projections) of the Company has been prepared and reviewed solely by the Company and its respective officers, directors and employees, as applicable, and have not been reviewed by any outside party or certified or audited by an independent third-party auditor or audit firm.

(d)	The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed, the SEC Reports and other information as the Investor have deemed necessary to make an investment decision with respect to the Subscribed Shares. However, neither any such inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor's professional advisors nor anything else contained herein, shall modify, limit, or otherwise affect the Investor's right to rely on each of the representations and warranties of the Company contained in this Subscription Agreement. The Investor acknowledges and agrees that the Investor and the Investor's professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company as the Investor and such Investor's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares.

(e)	The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that, except for representations and warranties of the Company set forth in this Subscription Agreement, the Company has not provided any tax or financial advice or any other representation or guarantee regarding the tax or financial consequences of the transactions contemplated by this Subscription Agreement or the Transaction. The Investor is able to sustain a complete loss on its investment in the Subscribed Shares; and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Subscribed Shares in violation of applicable securities laws.

(f)	Alone, or together with any professional advisor(s), the Investor has adequately analyzed and considered the risks of an investment in the Subscribed Shares and, assuming the accuracy of representations and warranties set forth in this Subscription Agreement, determined that the Subscribed Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor's investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

(g)	In making its decision to purchase the Subscribed Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties expressly set forth in this Subscription Agreement.

(h)	The Investor acknowledges that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Subscribed Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(i)	The Investor acknowledges and agrees that no U.S. federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

Nothing herein is intended to limit the Investor's ability, subject to compliance with applicable securities laws, to trade in securities of issuers who may be in the same, or a similar, sector as the Company.

4.	Termination

This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, with the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such material breach.

5.	Miscellaneous

(a)	Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Subscribed Shares, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that, upon written notice to the Company, (i) this Subscription Agreement and any of the Investor's rights and obligations hereunder may be assigned to an affiliate or any fund or account advised or managed by the Investor or the same investment manager or investment advisor as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager or investment advisor without the prior consent of the other parties hereto and (ii) the Investor's rights under this Agreement may be assigned to an assignee or transferee of the Subscribed Shares; provided, further, that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations.

(b)	The Company may request from the Investor such additional information the Company may reasonably deem necessary to register the resale of the Subscribed Shares and evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall as promptly as reasonably practicable provide such information as may reasonably be requested to the extent readily available and to the extent consistent with the Investor's internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential except (i) as required by applicable federal securities laws or pursuant to a request by competent regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the applicable regulations of any national securities exchange on which the Company's securities are listed for trading.

(c)	The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.

(d)	The Company is entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 5(d) shall not give the Company any rights other than those expressly set forth herein. The Investor is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 5(d) shall not give the Investor any rights other than those expressly set forth herein.

(e)	All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing Date until the expiry of the applicable statute of limitations. For the avoidance of doubt, unless this Agreement has been terminated prior to Closing Date, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect until the expiry of the applicable statute of limitations.

(f)	This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 4 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)	This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)	Except as otherwise expressly provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)	If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)	This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(k)	The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)	This Subscription Agreement shall be governed by and construed in accordance with the laws of the Germany (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(m)	Each party hereto hereby, and any person asserting rights as a third-party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby ("Legal Dispute") shall be brought only to the exclusive jurisdiction of the courts of Stuttgart, Germany, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 5(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third-party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party's property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 5(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(n)	Any notice or communication required or permitted hereunder to be given to a party hereto shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, or (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email.

6.	Disclosure

The Company shall issue one or more press releases or file with the SEC a Current Report on Form 6-K (collectively, the "Disclosure Document") disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to the Investor at any time prior to the filing of the Disclosure Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

24 April 2026

Christine Schmid

By:	/s/ Christine Schmid

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

24 April 2026

SCHMID Group N.V.

By:	/s/ Arthur Schuetz
Name:	Arthur Schuetz
Title:	CFO SCHMID Group N.V.

14